                                                                      EXHIBIT 23

           CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in Registration Statement No.
333-44849 of Movie Star, Inc. on Form S-8 of our report dated August 20, 2002, appearing in the Annual Report on Form 10-K of Movie Star, Inc. for the fiscal year ended June 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 23, 2004

We consent to the incorporation by reference in Registration Statement No.
333-44849 of Movie Star, Inc. on Form S-8 of our report dated August 9, 2004, appearing in the Annual Report on Form 10-K of Movie Star, Inc. for the years ended June 30, 2004 and 2003.

/s/ MAHONEY COHEN & COMPANY, CPA, P.C.

New York, New York
September 23, 2004